LEHMAN BROTHERS INC. AND SUBSIDIARIES
HISTORICAL AND PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in millions)

                                                                       Year Ended December 31, 1993
                                                  --------------------------------------------------------------------------
                                                                                 Pro Forma Adjustments
                                                                  ----------------------------------------------------------
 Revenues
                                                 Historical             SLBD                 SLHMC                 Total
                                                 ----------             ----                 -----                 -----
   Market making and principal transactions          $1,376          $(323)(a)                                     $1,053
   Commissions                                        1,265           (828)(a)                                        437
   Investment banking                                   794           (170)(a)                                        624
   Interest and dividends                             5,029           (148)(a)              $ (13)(b)               4,868
   Other                                                467           (356)(a)                (56)(b)                  55
                                                    -------          ------                 ------                -------
      Total Revenues                                  8,931         (1,825)                   (69)                  7,037
   Interest Expense                                   4,585           (125)(a),(d)             (7)(b)               4,453
                                                     ------         -------                -------                 ------
      Net Revenues                                    4,346         (1,700)                   (62)                  2,584
                                                     ------         -------                -------                 ------
 Non-interest Expenses
   Compensation and benefits                          2,564         (1,147)(a)                (17)(b)               1,400
   Communications                                       271           (126)(a)                 (4)(b)                 141
   Occupancy and equipment                              186           (104)(a)                 (3)(b)                  79
   Professional services                                154            (40)(a)                 (2)(b)                 112
   Advertising and market development                   131            (33)(a)                 (1)(b)                  97
   Depreciation and amortization                        135            (44)(a)                                         91
   Brokerage, commissions and clearance fees            112             32 (a)                                        144
   Other                                                263           (110)(a)                (35)(b)                 118
   Loss on sale of SLBD                                 535           (535)(a)
   Reserves for non-core businesses                     141                                  (120)(c)                  21
                                                     ------        --------                -------                -------
      Total non-interest Expenses                     4,492         (2,107)                  (182)                  2,203
                                                     ------        --------                -------                -------
   (Loss) income from continuing operations
     before taxes                                      (146)           407                    120                     381
      Provision for income taxes                        234           (153)(a),(e)             41                     122
                                                     ------         -------               -------                  ------
   (Loss) income from continuing operations           $(380)        $  560                 $   79                   $ 259
                                                      ======        ======                 ======                   =====

LEHMAN BROTHERS INC. AND SUBSIDIARIES
HISTORICAL AND PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS

For the Year Ended December 31, 1993
- ------------------------------------

         Since The Boston Company, Inc. ("Boston") is reported as a discontinued operation in the Company's financial statements, its results are not reflected in the Company's 1993 results from continuing operations. The pro forma adjustments to the statement of operations give effect to the items described below:

         a) Adjustment reflects the elimination of revenues and expenses of certain of the Company's retail and asset management businesses, as well as certain other assets related to such businesses ("SLBD") and the loss on the sale of such assets (the "Primerica Transaction"). (Primerica Corporation was a predecessor in interest of Travelers Corporation). Also eliminated is the income tax expense of $149 million related to these items.

         b) Adjustment reflects the elimination of revenues and expenses of SLHMC.

         c) Adjustment to reserves for non-core businesses reflects the elimination of the reserves related to the sale of SLHMC. Also eliminated is the income tax benefit of $41 million related to these items. Adjustments have not been made for reserves taken in the first quarter of 1993 related to certain non-core partnership syndication activities in which the Company is no longer actively engaged.

         d) Adjustment reflects reduced interest expense of approximately $61 million resulting from the utilization of cash proceeds (from the sales of Boston, SLBD and SLHMC) to reduce the Company's short-term debt and term notes, certain of which notes were obligations owed to Holdings, offset by interest expense of $72 million allocated to SLBD and SLHMC for the carrying costs of buildings, improvements and equipment and certain acquisition related debt, which is not directly eliminated by the Primerica Transaction or the sale of SLHMC other than through the utilization of available sales proceeds.

         e)  Adjustment (d) is tax effected at a rate of 40%.